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                                                                  EXHIBIT 10.1


                              EXCHANGE AGREEMENT
                                      FOR
                     CONVERTIBLE RESTRICTED VOTING SHARES


     This Exchange Agreement for Convertible Restricted Voting Shares (the "Agreement") is entered into as of October 13, 1999, among Alliance Resources Plc, a public limited company formed under the laws of England and Wales ("Alliance"), American Rivers Oil Company, a Delaware corporation ("AROC"), and
F. Fox Benton, Jr., Lizinka M. Benton, F. Fox Benton III, Lizinka C. Benton and Lucia T. Benton (collectively, the "Shareholders").

                                   Recitals

     The Shareholders hold an aggregate of 10,000,000 convertible restricted voting shares ("Convertible Shares") of Alliance pursuant to an Amended and Restated Sale and Purchase Agreement dated as of September 23, 1998, between the Shareholders and Alliance.

     Alliance and AROC have entered into an Exchange and Merger Agreement (the "Exchange and Merger Agreement") dated July 22, 1999, providing among other things for AROC to offer (the "Offer") to acquire all of the outstanding ordinary shares of Alliance.

     One of the conditions to the completion of the Exchange and Merger Agreement is that AROC shall enter into agreements with the Shareholders, on terms satisfactory to Alliance, providing that after the Offer becomes unconditional each then outstanding Convertible Share shall be exchanged for the right to receive shares of the Common Stock of AROC Shares on terms substantially similar to the terms of the Convertible Shares.

     The parties to this Agreement desire to provide for the exchange of the Convertible Shares for similar shares of AROC.

     Now, therefore, in consideration of the premises and the mutual agreements of the parties, the parties to this Agreement hereby agree as follows:

                                   Agreement

1. AROC and Alliance agree that they will not modify or amend the terms of the Offer or the Exchange and Merger Agreement without the consent of the Shareholders.

2. Each of the Shareholders agrees that immediately upon the Offer being declared unconditional as provided in Section 2.3 of the Exchange and Merger Agreement, each outstanding Convertible Share of Alliance shall be exchanged solely for one Convertible Restricted Voting Share (the "CRV Stock") of AROC having the terms provided in the form of Certificate of Amendment to the Certificate of Incorporation of American Rivers Oil Company attached as Exhibit A to this Agreement, and each holder of a certificate representing any such Convertible Shares shall thereafter cease to have any rights with respect to such Convertible Shares, except the right to receive the CRV Stock of AROC upon the surrender of such certificate in accordance with Section 3 of this Agreement. Effective immediately upon the Offer being declared unconditional, any and all rights of the Shareholders to obtain or receive Deferred Shares of Alliance shall be canceled and shall thereafter be of no further force or effect.
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3.   On or after the Offer being declared unconditional, each person who was immediately before that time a holder of record of issued and outstanding Convertible Shares may deliver to AROC a letter of transmittal duly executed and completed in accordance with the instructions thereto, together with such holders' certificates representing such Convertible Shares, and AROC shall deliver to such holders certificates in respect of the CRV Stock of AROC to which such holders are then entitled.

4.   Each of the Shareholders represents and agrees as follows:

          (a) He or she is the sole legal and beneficial owner of the Convertible Shares registered in his or her name, free from any encumbrance.

          (b) He or she has the requisite power and authority to enter into and perform this Agreement and this Agreement and any other documents executed by him or her in connection with this Agreement will, when executed, constitute binding obligations of the Shareholder enforceable in accordance with their respective terms.

          (c) He or she is an "accredited investor" as that term is defined in the Securities Act of 1933, as amended, and is acquiring the CRV Stock for his or her own account, and has received all information he or she believes necessary to evaluate the investment in the CRV Stock.

          (d) The CRV Stock and the Common Stock, whether issued or arising as a consequence of conversion, will be "restricted securities" under the United States Securities Act of 1933 (as amended) and that the ability to resell such CRV Stock and such Common Stock will therefore be limited.

5.   Each of Alliance and AROC represents and agrees as follows:

          (a) The representations and warranties made by each of them in the Exchange and Merger Agreement are true and correct.

          (b) The execution and performance of this Agreement by each of them have been duly and validly authorized by the board of directors of each of them, and no other corporate action is necessary to authorize the execution, delivery and performance of this Agreement by each of them. Each of them has full, absolute and unrestricted right, power and authority to execute and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed by each of them and this Agreement and any other documents executed by them in connection with this Agreement is constitute valid and binding obligations of each of them, enforceable in accordance with their respective terms.

          (c) They will not modify or amend the terms of the Offer or the Exchange and Merger Agreement without the consent of the Shareholders.

6. Each of the parties hereby acknowledges that for United States federal income tax purposes the exchange made pursuant to the Offer, together with the exchange by the Shareholders of Convertible Shares for CRV Stock (the "Exchange") is intended to constitute a "reorganization" within the

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

     meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), to which Alliance and AROC are parties within the meaning of section 368(b) of the Code, and none of the parties shall take any position on any tax return or report relating to United States Federal income taxes which is inconsistent with such characterization.

7. Each of the Shareholders agrees that, until October 30, 2001, he or she will not sell or otherwise transfer any Common Stock of the Corporation in the open market without first providing written notice of his or her intent to sell or otherwise transfer such shares to the Secretary of the Corporation and thereafter providing the Corporation with a reasonable opportunity to identify third parties to purchase such Common Stock upon terms and conditions that are reasonable acceptable to the Shareholders and such third parties.

8. Concurrently with the execution of this Agreement, the Shareholders and AROC shall execute the Registration Rights Agreement in the form attached as Exhibit B, which agreement will be effective upon the Offer being declared unconditional. Upon such execution, the Registration Rights Agreement dated October 30, 1998, among the Shareholders and Alliance shall be deemed to be terminated and shall be of no further force or effect.

9. The representations, warranties, covenants and agreements of the parties to this Agreement shall survive after the Offer is declared unconditional.

10. Except as otherwise provided in this Agreement, the parties shall each pay their own expenses and costs in connection with this Agreement and the transactions contemplated hereby.

11. Subject to the requirements of law and regulatory bodies, no party shall make any public announcement or press release with respect to this transaction without first consulting with the other parties and giving such parties the opportunity to review and comment thereon.

12. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the others. Nothing contained herein, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, personal representatives, successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

13. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Any notice, request, instructions or other document to be given under this Agreement to any party shall be in writing, sent by facsimile transmission or delivered personally or by courier, as follows:

  If to the Shareholders:

     Mr. F. Fox Benton, Jr.
     3395 Del Monte Drive

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     Houston, Texas 77019
     Fax: (713) 627-3817

  If to Alliance or AROC:

     Alliance Resources
     4200 East Skelly Drive
     Suite 1000
     Tulsa, Oklahoma 74135
     Attn: John A. Keenan
     FAX: (918) 494-4918

Any party may change its address for purposes of this Section by giving written notice of such change of address to the other parties in the manner herein provided for giving notice. Any notice or communication hereunder shall be deemed to have been given when received.

15. This Agreement (including the instruments between the parties referred to herein and any waivers delivered pursuant hereto) constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The exhibits are a part of this Agreement as if fully set forth herein. All references to articles, sections, subsections, paragraphs, clauses, exhibits and schedules shall be deemed references to such part of this Agreement, unless the context shall otherwise require.

16. No supplement, modification, or amendment of this Agreement or waiver of any provision of this Agreement will be binding unless executed in writing by, or on behalf of, all parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor will any such waiver constitute a continuing waiver unless otherwise expressly provided.

17. Descriptive headings contained herein are for convenience of reference only and shall not affect the meaning or interpretation hereof.

18. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

19. The parties shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto or required by law.

20. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OKLAHOMA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

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     In Witness Whereof, the parties have executed this Agreement as of the date written above.

                                   ALLIANCE RESOURCES PLC


                                   By:_________________________________________
                                   Name: ______________________________________
                                   Title: _____________________________________


                                   AMERICAN RIVERS OIL COMPANY


                                   By:_________________________________________
                                   Name: ______________________________________
                                   Title: _____________________________________


                                   /s/ F. Fox Benton
                                   --------------------------------------------
                                   F. Fox Benton


                                   /s/ Lizinka M. Benton
                                   --------------------------------------------
                                   Lizinka M. Benton


                                   /s/ F. Fox Benton, Jr.
                                   --------------------------------------------
                                   F. Fox Benton III, either individually or by
                                   F. Fox Benton, Jr. as Attorney-in-Fact


                                   /s/ F. Fox Benton, Jr.
                                   --------------------------------------------
                                   Lizinka C. Benton, either individually or by
                                   F. Fox Benton, Jr. as Attorney-in-Fact

                                   /s/ F. Fox Benton, Jr.
                                   --------------------------------------------
                                   Lucia T. Benton, either individually or by
                                   F. Fox Benton, Jr. as Attorney-in-Fact

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